Registration No. 333-27747

      As filed with the Securities and Exchange Commission on May 21, 1997


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                         POST EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8


                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933



                             BIOPHARMACEUTICS, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                                   13-3186327
         (State or other                         (I.R.S. Employer
         jurisdiction of                         Identification Number)
         incorporation or
         organization)


                                990 Station Road
                               Bellport, NY 11713
                                 (516) 286-5900

               (Address, including zip code, and telephone number, including are code, or registrant's principal executive offices)


                           1997 BIOPHARMACEUTICS, INC.
                      NON-QUALIFIED STOCK OPTION PLAN
                              (Full title of plan)

                                   Edward Fine
                                    President
                             Biopharmaceutics, Inc.
                                990 Station Road
                               Bellport, NY 11713

              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)

                                   Copies to:

                              Alfred V. Greco, P.C.
                          666 Fifth Avenue (14th Floor)
                               New York, NY 10103
                                 (212) 246-6550

                        CALCULATION OF REGISTRATION FEE
======================== ====================== ====================== ====================== ======================
Title of Each Class of   Amount to be           Proposed Maximum       Proposed Maximum       Amount of
Securities to be         Registered(1)          Offering Price Per     Aggregate Offering     Registration Fee(3)
Registered                                      Share(1)               Price(1)
======================== ====================== ====================== ====================== ======================
Common Stock, par
value $.001 per
share(2)
                         720,000                $0.60                  $432,000               $148,97
======================== ====================== ====================== ====================== ======================

(1)      Estimated solely for the purpose of calculating the registration fee.
(2) The shares registered pursuant to this Registration Statement are available for grant as of the date of this Registration Statement under the Company's 1997 Non-Qualified Stock Option Plan and available for issuance pursuant to certain stock option agreements the forms of which are attached as exhibits to this Registration Statement.
(3) Pursuant to General Instruction E, the registration fee paid in connection herewith is based on the maximum aggregate price at which securities covered by this registration statement are Proposed to be offered. This fee was previously paid with original filing.

       SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, New York, on this day of May 29,1997.

                          BIOPHARMACEUTICS, INC.



                          By: /s/ Edward Fine
                              Edward Fine
                              Principal Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                  Capacity in Which Signed               Date




/s/ Edward Fine
Edward Fine                Chairman of the Board,             May 29, 1997
                           Chief Executive Officer and
                           Director (Principal
                           Executive Officer)



/s/ William Kugler
William Kugler             Vice President,                    May 29, 1997
                           Chief Financial Officer
                           (Chief Financial Officer
                           and Principal Accounting
                           Officer)



/s/ Russell Cleveland
Russell Cleveland          Director                           May 29, 1997




/s/ Jonathan Rosen
Jonathan Rosen             Director                           May 29, 1997




/s/ Barry Weissberg
Barry Weissberg            Director                           May 29, 1997

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward Fine and William Kugler as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting until said attorneys-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                  Capacity in Which Signed           Date



/s/ Edward Fine
Edward Fine                Chairman of the Board,             May 29, 1997
                           Chief Executive Officer and
                           Director (Principal
                           Executive Officer)



/s/ William Kugler
William Kugler             Vice President,                    May 29, 1997
                           Chief Financial Officer
                           (Chief Financial
                           Officer and Principal
                           Accounting Officer)



/s/ Russell Cleveland
Russell Cleveland          Director                           May 29, 1997



/s/ Jonathan Rosen
Jonathan Rosen             Director                           May 29, 1997




/s/ Barry Weisberg
Barry Weissberg            Director                           May 29, 1997